Exhibit 99(a)(1)

JULIUS BAER GLOBAL EQUITY FUND INC.
ARTICLES OF AMENDMENT

          The Julius Baer Global Equity Fund Inc., a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to

“ARTIO GLOBAL EQUITY FUND INC.”

SECOND: The foregoing amendment to the charter of the Corporation have been duly advised and approved by the Board of Directors of the Corporation and approved by the stockholders of the Corporation, as required by law.

THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President of the Corporation acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 12:00 a.m. on October 13, 2008.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President, Anthony Williams, and attested by its Secretary, John Whilesmith, on September 24, 2008.

JULIUS BAER GLOBAL EQUITY FUND INC.

	By:	/s/ Anthony Williams

Anthony Williams, President

Attest

/s/ John Whilesmith

John Whilesmith, Secretary

          THE UNDERSIGNED, President of JULIUS BAER GLOBAL EQUITY FUND INC., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation that these Articles of Amendment are the act of the Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.

JULIUS BAER GLOBAL EQUITY FUND INC.

By:	/s/ Anthony Williams

Anthony Williams, President